UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.02. Entry into a Material Definitive Agreement and Unregistered Sales of Equity Securities.

On May 21, 2008, Luna Innovations Incorporated (“Luna”) and Carilion Clinic, formerly known as Carilion Health System (“Carilion”), amended each of the five Senior Convertible Promissory Notes (“Notes”) dated December 30, 2005 and held by Carilion. The amendments extend the maturity dates of the Notes from December 30, 2009 to December 31, 2012 and subordinate the indebtedness evidenced by the Notes to that under the term loan and revolving line of credit Luna has entered into and established with Silicon Valley Bank.

In connection with these amendments, Carilion and Silicon Valley Bank have entered into a Subordination Agreement which Luna has executed approving its terms.

As consideration for the amendments to the Notes, Luna has granted Carilion 10,000 warrants to purchase shares of Luna’s common stock. The exercise price is the closing price of Luna’s common stock, as reported on the NASDAQ Global Market, on May 21, 2008. The warrants are exercisable beginning December 31, 2012 and continuing for five (5) years thereafter.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Subordination Agreement, Amendments to Senior Promissory Notes, and Warrant to Purchase Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Kevin W. Holt
Kevin W. Holt
Vice President and General Counsel

Date: May 27, 2008